                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [_]

                           Check the appropriate box:

         [_] Preliminary Proxy Statement   [_] CONFIDENTIAL, FOR USE OF THE
                        COMMISSION ONLY (AS PERMITTED BY
                                RULE 14A-6(E)(2))

                         [X] Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              THE ROWE COMPANIES
                              ------------------
               (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

      [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

THE ROWE COMPANIES
1650 Tysons Boulevard, Suite 710
McLean, Virginia 22102

-------------------------------------------------------------------------------
To The Stockholders of
The Rowe Companies                                            February 25, 2000

   Notice is hereby given that the annual meeting of stockholders of The Rowe Companies (the "Company") will be held at the Ritz Carlton, 1700 Tysons Boulevard, McLean, Virginia 22102, on Tuesday, March 28, 2000 at 10:00 a.m. The meeting is being held for the purpose of considering and acting upon the election of four directors of the Company, each for a term of three years, and such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors is not aware of any other business to come before the meeting.

   Any action may be taken on the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Stockholders of record at the close of business on February 11, 2000 are the stockholders entitled to vote at the meeting, and at any adjournments or postponements thereof.

   It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered shareholders, that is, stockholders who hold their stock in their own names, and most "street name" holders, that is shareholders whose shares are held by a banks or brokers, can also vote their shares over the Internet or by Telephone. If Internet or Telephone voting is available to you, voting instructions are printed on the enclosed proxy card. Regardless of the number of shares you own, your vote is very important. Please act today.

                                          By Order of the Board of Directors,

                                          ARTHUR H. DUNKIN, Secretary-
                                           Treasurer


 IMPORTANT: THE PROMPT VOTING OF YOUR SHARES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                              THE ROWE COMPANIES
                         1650 Tysons Blvd., Suite 710
                            McLean, Virginia 22102

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                            TUESDAY, MARCH 28, 2000

                               ----------------

   This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Rowe Companies (hereinafter called the "Company") to be used at the Annual Meeting of Stockholders of the Company (hereinafter called the "Meeting"), which will be held at the Ritz Carlton, 1700 Tysons Boulevard, McLean, Virginia, on Tuesday, March 28, 2000 at 10:00 a.m., and all adjournments and postponements of the Meeting. The accompanying Notice of Meeting and form of proxy and this proxy statement are first being mailed to stockholders on or about February 25, 2000.

   At the Meeting, the stockholders of the Company are being asked to elect four directors of the Company, and act upon such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

   All shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), represented at the Meeting by properly authorized proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the stockholder's instructions. If no instructions are indicated, properly executed proxies will be voted FOR the nominees set forth in this Proxy Statement. A majority of the shares of Common Stock entitled to vote at the Meeting represented in person or by proxy, will constitute a quorum. Proxies returned by brokers as "non-votes" on behalf of shares held in street name will not be treated as present for purposes of determining a quorum for the Meeting unless they are voted by the broker on at least one matter on the agenda. Such non-voted shares will not be counted as voting on any matter as to which a non-vote is indicated on the broker's proxy.

   The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

   A stockholder may revoke his or her proxy and change his or her vote at any time before the polls close at the Meeting by: (i) signing and returning another proxy with a later date; (ii) voting by telephone or on the Internet-- the stockholder's latest telephone or Internet vote will be counted; (iii) giving written notice of the revocation of the stockholder's proxy to the Secretary of the Company prior to the Meeting at the address below; or (iv) voting in person at the Meeting. Any written notice revoking a proxy should be delivered to Arthur H. Dunkin, Secretary-Treasurer of the Company, at 1650 Tysons Boulevard, Suite 710, McLean, Virginia 22102. The presence of a stockholder at the Meeting will not automatically revoke such stockholder's proxy.

   Share amounts and price information contained in this proxy statement have been adjusted for the 10% stock dividend paid on December 7, 1999.

                             STOCKHOLDER APPROVAL

   Although the Company's principal administrative offices are located in McLean, Virginia, the Company is incorporated under the laws of the State of Nevada. Under Nevada law, the affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors. Accordingly, withholding of authority and broker non-votes will have no effect upon the election of directors.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   Stockholders of record as of the close of business on February 11, 2000 will be entitled to one vote for each share then held. As of February 11, 2000, the Company had 13,245,624 shares of Common Stock issued and outstanding.

   The following table sets forth certain information regarding beneficial ownership of the Common Stock as of February 11, 2000, by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director, nominee and Named Executive (as defined below under "Executive Compensation") and (iii) all directors, nominees and Named Executives as a group. The Company believes that the individuals listed each have sole voting and investment power with respect to such shares, except as otherwise indicated in the footnotes to the table.

   Unless otherwise indicated below, the business address of each person listed below is: c/o The Rowe Companies, 1650 Tysons Boulevard, Suite 710, McLean, Virginia 22102.

                                                          Shares Beneficially
                                                                 Owned
                                                         ---------------------
                                                          Amount of
                                                          Beneficial  Percent
Name of Beneficial Owner                                 Ownership(1) of Class
------------------------                                 ------------ --------
Caryl S. Bentz (2)......................................  1,089,675      8.2%
Gerald M. Birnbach (3)(4)(5)............................  1,961,932     14.5
Sidney J. Silver (6)....................................  1,595,214     12.0
Arthur H. Dunkin........................................    197,726      1.5
Keith J. Rowe (3)(7)(8).................................  1,295,448      9.7
Harvey I. Ptashek.......................................     76,593        *
Gerald O. Woodlief (9)..................................    197,860      1.5
Richard E. Cheney.......................................     98,598        *
Charles T. Rosen........................................     60,509        *
Allan Tofias............................................      8,240        *
Barry A. Birnbach (10)..................................    187,354      1.4
Timothy J. Fortune......................................     24,160        *
Mitchell S. Gold (11)...................................     53,012        *
All directors, nominees and Named Executives as a group
 (12 persons)...........................................  4,882,619     34.6

--------
*   Less than one percent.
(1) Includes shares subject to options currently exercisable or which will become exercisable within 60 days of February 11, 2000 granted to the directors and Named Executives as follows: Mr. Gerald Birnbach-

     320,099, Mr. Cheney-51,880, Mr. Dunkin-108,179, Mr. Ptashek-25,550,
     Mr. Rosen-51,880, Mr. Rowe-51,880, Mr. Silver-35,175, Mr. Tofias-
     7,970, Mr. Woodlief-51,880, Mr. Barry Birnbach-135,699 and Mr. Fortune-23,750. Also includes shares held in retirement accounts.
 (2) Ms. Bentz's business address is-4749 Barclay Square, Roanoke, Virginia
     24018.
 (3) Includes 308,107 shares held by Mr. Gerald Birnbach and Mr. Keith Rowe, as co- trustees under the trust FBO Michael Rowe, over which shares Mr. Gerald Birnbach and Mr. Keith Rowe exercise shared voting and investment power. Mr. Birnbach does not have any income or residuary interest in these shares.
 (4) Includes 127,383 and 438,537 shares held as co-trustee under irrevocable trust agreements for the descendants of D. E. Rowe, Jr. and for the descendants of Gladys B. Rowe, respectively, over which shares Mr. Gerald Birnbach exercises shared voting and investment power.
 (5) Includes 2,673 shares held jointly by Mr. Gerald Birnbach with his wife. Includes 57,470 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Jami Taff and the Descendants of Jami Taff, 57,470 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Bruce Birnbach and the Descendants of Bruce Birnbach, 44,451 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Nina Patton and the Descendants of Nina Patton, and 38,853 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Tom Birnbach and the Descendants of Tom Birnbach. Includes 56,960 shares as Trustee for the Birnbach Family Foundation. Excludes 4,174 shares held by Mr. Gerald Birnbach's wife of which Mr. Gerald Birnbach disclaims beneficial ownership.
 (6) Excludes the following shares of which Mr. Silver disclaims beneficial ownership: 2,113 shares owned by Mr. Silver's wife, 208,827 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Wife and Descendants of Sidney J. Silver, 20,907 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Beth D. Silver and the Descendants of Beth D. Silver, 51,722 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Patricia A. Silver and the Descendants of Patricia A. Silver, 70,980 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Lisa E. Cannon and the Descendants of Lisa E. Cannon, 20,907 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of David C. Silver and the Descendants of David C. Silver and 20,907 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Daniel B. Silver and the Descendants of Daniel B. Silver. Includes 127,383 and 438,537 shares held as co-trustee under Irrevocable Trust agreements for the descendants of D.E. Rowe, Jr. and for the descendants of Gladys B. Rowe, respectively, 871 shares held as co-trustee under the Revocable Trust Agreement FBO Jonathan Simon Elsberg and 22,550 shares in the Silver, Freedman & Taff Profit Sharing Plan and Trust over which shares Mr. Silver exercises shared voting and investment power. Mr. Silver's business address is: c/o Silver, Freedman & Taff, L.L.P., 1100 New York Ave., N.W., Washington, D.C. 20005.
 (7) Messrs. Michael and Keith Rowe are co-executors of the estate of Elizabeth J. Rowe and have shared voting and investment power with respect to 11,092 shares.
 (8) Excludes 871 shares owned by Mr. Rowe's wife of which Mr. Rowe disclaims beneficial ownership. Includes 146,179 shares held as co-trustee with Mr. Rowe's wife in the Rowe Charitable Remainder Trust of which Mr. Rowe disclaims beneficial ownership.
 (9) Includes 79,854 shares held as co-trustee with Mr. Woodlief's wife of which Mr. Woodlief disclaims beneficial ownership.
(10) Includes 16 shares as custodian for Michael S. Birnbach and 469 as custodian for Melissa Birnbach of which Mr. Barry Birnbach disclaims beneficial ownership.
(11) Mr. Gold's business address is: The Mitchell Gold Co., 6736 Millersville Road, Taylorsville, North Carolina 28681

                             ELECTION OF DIRECTORS

   The Company's Board of Directors is composed of ten directors.
Approximately one-third of the Directors are elected annually. Four directors are to be elected at the Meeting for terms of three years, to expire in 2003, or until their successors are elected and qualified.

   Unless contrary specification is indicated, it is intended that the accompanying form of proxy will be voted for the election of the four nominees named below. If any of such persons is unable, or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

   The following table sets forth certain information with respect to each nominee for election to the Board and each director continuing to serve.

                        INFORMATION CONCERNING NOMINEES

                                                                Director Term To
                                                            Age  Since   Expire
                                                            --- -------- -------
Harvey I. Ptashek..........................................  61   1984    2000
Gerald O. Woodlief.........................................  69   1982    2000
Allan Tofias...............................................  69   1998    2000
Mitchell S. Gold...........................................  49   1999    2000

                         DIRECTORS CONTINUING TO SERVE

                                                                Director Term To
                                                            Age  Since   Expire
                                                            --- -------- -------
Gerald M. Birnbach.........................................  69   1966    2001
Keith J. Rowe..............................................  56   1977    2001
Richard E. Cheney..........................................  78   1988    2001
Charles T. Rosen...........................................  66   1977    2002
Sidney J. Silver...........................................  65   1982    2002
Arthur H. Dunkin...........................................  54   1986    2002

   Harvey I. Ptashek served as a Senior Vice President of the Company from 1984 until his retirement in September 1998. From 1964 until 1984, Mr. Ptashek served in various executive sales positions with the Company. Subsequent to his retirement from the Company, Mr. Ptashek became a director of United States Leather, Inc.

   Gerald O. Woodlief served as a Senior Vice President of the Company from 1982 until his retirement in December 1992. Mr. Woodlief was a consultant to the Company from January 1993 until December 1997. From 1949 until 1982, Mr. Woodlief served in various manufacturing positions with the Company.

   Allan Tofias is the former managing shareholder and President of the accounting firm of Tofias, Fleishman, Shapiro & Company, P.C. Mr. Tofias is a trustee of Gannett Welsh & Kotler Fund, a mutual fund.

   Mitchell S. Gold has served as President of The Mitchell Gold Company since August 1989. The Mitchell Gold Company was acquired by and became a wholly-owned subsidiary of the Company in October 1998. Pursuant to the agreement for the Company's acquisition of The Mitchell Gold Company, Mr. Gold was appointed to the Company's Board of Directors on March 30, 1999.

   Gerald M. Birnbach has been in the service of the Company since 1956. He has served as the Company's President since 1972, and Chairman of the Board since 1976. Prior to becoming President, he was Vice President of Merchandising and Sales. He is the brother of Barry A. Birnbach, the Company's Vice President-Corporate Development.

   Keith J. Rowe served as a Vice President of the Company from 1977 to January 1993. He is presently a private investor and currently serves on the board of directors of Enabling Technologies, Inc.

   Richard E. Cheney was the Chairman of the Board of Hill & Knowlton, an international public relations company, from 1987 to 1991, and served as the Chairman Emeritus of Hill & Knowlton from 1991 to 1993. He currently serves on the boards of directors of Chattem, Inc. and Stoneridge, Inc.

   Charles T. Rosen has served as Vice President of Luth Research, Inc., a market research company, since 1993.

   Sidney J. Silver has been a member of the Washington, D.C. law firm Silver, Freedman & Taff, L.L.P. since 1972.

   Arthur H. Dunkin has been the Company's Secretary-Treasurer since 1986. Mr. Dunkin has been in the service of the Company since 1984.

   Board of Directors Meetings and Committees. The Board conducts its business through meetings of the Board and through the activities of its committees. During the fiscal year ended November 28, 1999, the Board of Directors held eight regular Board meetings and two special Board meetings. During the last fiscal year, no incumbent director of the Company attended fewer than 75 percent of the total meetings of the Board of Directors held during the period for which he has been a director and committee meetings on which such Board member served during the period that he served.

   The Audit Committee of the Board of Directors consists of Messrs. Cheney, Rosen, Rowe, Tofias and Silver. The primary functions of this committee are to evaluate audit performance, oversee relations with the Company's independent auditors, and evaluate internal accounting policies and procedures. Three meetings were held by the Audit Committee during the fiscal year ended November 28, 1999.

   The Executive Committee of the Board of Directors consists of Messrs. Gerald Birnbach, Rowe, Silver and Woodlief. This committee determines the compensation of the executive officers of the Company. One meeting was held by the Executive Committee during the fiscal year ended November 28, 1999.

   The Stock Option Committee of the Board of Directors consists of Messrs. Cheney, Rosen, Rowe, Tofias and Woodlief. The Stock Option Committee determines the number of stock options to be granted to all officers and employees of the Company. Five meetings were held by the Stock Option Committee during the fiscal year ended November 28, 1999.

   The Company's full Board of Directors acts as a nominating committee for the annual selection of nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not established any procedures for this purpose.

                            EXECUTIVE COMPENSATION

   The following table sets forth the compensation for each of the last three fiscal years earned by the President and each of the most highly compensated executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended November 28, 1999 (the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                                                     Long-Term
                                                    Compensation
                                                       Awards
                                                    ------------
                                       Annual
                                    Compensation     Securities
    Name and Principal           ------------------  Underlying     All Other
         Position           Year   Salary    Bonus    Options    Compensation(1)
    ------------------      ---- ---------- ------- ------------ ---------------
Gerald M. Birnbach........  1999  $802,150  300,000    65,999(2)     183,735
 Chairman and President     1998   791,850  300,000    55,000         51,511
                            1997   777,600        0         0        250,656

Arthur H. Dunkin..........  1999   215,000   43,000    16,500(2)      45,269
 Secretary Treasurer        1998   215,000   10,000    16,500         17,500
                            1997   213,333        0         0         16,800

Barry A. Birnbach(3)......  1999   180,000   36,000    16,500(2)      33,480
 Vice President-Corporate   1998   180,000   10,000    13,200          4,774
  Development               1997   180,000   10,000         0          4,688


Timothy J. Fortune(3)(4)..  1999   112,500   22,500     8,250(2)      20,925
 Vice President-Human       1998   107,500        0     5,500          4,423
  Resources                 1997    37,020        0         0              0

--------
(1) For Mr. Gerald Birnbach and Mr. Dunkin, includes (i) directors fees, (ii) matching contributions by the Company pursuant to its Cash-or-Deferred Non-Qualified Executive Retirement Plan (the "Executive Retirement Plan") and (iii) supplemental contributions under the Executive Retirement Plan, as follows: Mr. Gerald Birnbach-1999, $4,000, $36,455 and $143,280; 1998,
    $4,000, $23,756 and $23,755; 1997, $4,000, $23,328 and $23,328; Mr.
    Dunkin-1999, $4,000, $7,729 and $33,540; 1998, $4,000, $6,750 and $6,750;
    1997 $4,000, $6,400 and $6,400. The amounts for Mr. Gerald Birnbach also include a payment to him of $200,000 in 1997 pursuant to the termination and settlement of his Supplemental Executive Retirement Plan (the "SERP") agreement. The SERP agreement was terminated in December 1993 in connection with amendments to Mr. Gerald Birnbach's then existing employment agreement. For Mr. Barry Birnbach and Mr. Fortune, amounts include (i) matching contributions by the Company pursuant to the Executive Retirement Plan, (ii) supplemental contributions by the Company under the Executive Retirement Plan and (iii) matching contributions by the Company under the Company's Merged 401(k) and Employee Stock Ownership Plan (the "401(k) Plan"), as follows: Mr. Barry Birnbach-1999, $3,600, $28,080, and

    $1,800; 1998 $0, $0,and $4,774; 1997, $0, $0, and $4,688. Mr. Fortune-1999
    $2,250, $17,550, and $1,125; 1998 $0, $0, and $4,423, 1997 $0, $0 and $0.
    Mr. Barry Birnbach and Mr. Fortune became participants in the Executive Retirement Plan and ceased to be participants in the 401(k) Plan upon their becoming executive officers during fiscal 1999.
(2) For additional information regarding this award, see the table below captioned "Option Grants in Last Fiscal Year."
(3) Mr. Barry Birnbach and Mr. Fortune were appointed executive officers on March 30, 1999.
(4) Mr. Fortune's employment with the Company began on August 25, 1997.

   The following table sets forth certain information concerning stock options granted pursuant to the Company's 1993 Stock Option and Incentive Plan ("Stock Option Plan") to the Named Executives in fiscal 1999. No stock appreciation rights have been awarded under such Stock Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR



                                                                                              Potential
                                                                                          Realizable Value
                                                                                          At Assumed Annual
                                                                                           Rates Of Stock
                                                Individual Grants                               Price
                         ---------------------------------------------------------------- Appreciation For
                         Number of Securities  % Of Total Options  Exercise or               Option Term
                          Underlying Options  Granted to Employees Base Price  Expiration -----------------
          Name                Granted(1)         in Fiscal Year      ($/SH)       Date       5%      10%
          ----           -------------------- -------------------- ----------- ---------- -------- --------
G. M. Birnbach..........        65,999                8.8%           $9.2045    12-03-08  $382,134 $968,205
A. H. Dunkin............        16,500                2.2%            9.2045    12-03-08    95,535  242,055
B. A. Birnbach..........        16,500                2.2%            9.2045    12-03-08    95,535  242,055
T. J. Fortune...........         8,250                1.1%            9.2045    12-03-08    47,768  121,028

--------
(1) Mr. Gerald Birnbach's options consist of 55,137 shares underlying a non-qualified stock option, which became exercisable immediately upon grant and 10,862 shares underlying an incentive stock option, which became exercisable on January 1, 2000. Mr. Dunkin's options consist of 1,375 shares underlying an incentive stock option which became exercisable immediately upon grant, 10,862 shares underlying an incentive stock option which became exercisable on January 1, 1999 and 4,263 shares underlying an incentive stock option which became exercisable on January 1, 2000. Mr. Barry Birnbach's options consist of 10,863 shares underlying an incentive stock option which became exercisable immediately and 5,637 shares underlying an incentive stock option which became exercisable on January 1, 1999. Mr. Fortune's options consist of 8,250 shares underlying an incentive stock option which became exercisable immediately upon grant.

   The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the Named Executives.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                     Number of Shares                Value of
                                                        Underlying                 Unexercised
                           Shares                       Unexercised                In-the-Money
                          Acquired      Value       Options at 11-28-99        Options at 11-28-99
          Name           on Exercise Realized(1) Exercisable/Unexercisable Exercisable/Unexercisable(2)
          ----           ----------- ----------- ------------------------- ----------------------------
Gerald M. Birnbach......        0            0        271,177/10,862             $827,147/$2,530
Arthur H. Dunkin........        0            0         96,661/4,263              $335,107/$993
Barry A. Birnbach.......   14,300     $119,212        123,199/0                  $608,013/0
Timothy J. Fortune......        0            0         13,750/0                  $ 11,641/$0

--------
(1) The difference between fair market value of the Company's Common Stock at the time of exercise and the exercise price.
(2) The difference between fair market value of the Company's Common Stock at fiscal year end and the exercise price.

   Supplemental Executive Retirement Plan ("SERP"). The SERP provides for a fixed retirement benefit at age 65 of $100,000 per year for ten years for a total sum of $1.0 million. A participant who retires between the ages of 55 and 65 will receive a reduced annual payment over a greater number of years for a total sum of $1.0 million. A participant who retires at age 53 or 54 will receive a reduced annual payment over a greater number of years for total sums of $650,000 or $700,000, respectively. A participant who retires before age 53 will receive a lump sum payment equal to the total amount previously accrued by the Company for financial accounting purposes. In September 1995, the Company revised the SERP to provide for the transfer into a separate grantor trust of assets equal to the Company's obligations and to eliminate the reduction in the full benefit provided by the Plan because of age in the event of a change in control. Mr. Dunkin is the only Named Executive who is a participant in the plan.

   Employment Agreements. Effective December 1, 1997, the Company entered into a new employment agreement with Mr. Birnbach. The agreement provides for a minimum base salary of $791,850. The annual base salary is subject to adjustment annually based upon increases in the Consumer Price Index (the "adjusted base salary"). Provision is also made for a bonus for unusual efforts made by Mr. Birnbach on behalf of the Company to be awarded in the sole discretion of the Company's Board of Directors. The employment agreement also provides for termination benefits, disability and death benefits, vacation and other employee benefits, including the furnishing of an automobile to Mr. Birnbach.

   The employment agreement is for a term of five years, commencing on December 1, 1997 (the "Commencement Date"). On each anniversary of the Commencement Date, the term of the employment agreement will automatically be extended for an additional year unless at least 90 days before such anniversary the Company's Board of Directors, by the affirmative vote of at least two-thirds of its membership, determines not to extend the term and written notice of such action is provided to Mr. Birnbach. The term of the agreement has been so extended on each anniversary which has occurred to date.

   The employment agreement provides for mandatory deferral of certain compensation by Mr. Birnbach, if necessary, to assure tax deductibility thereof by the Company.

   The employment agreement allows the Board of Directors to terminate Mr. Birnbach's employment at any time with or without cause. If Mr. Birnbach voluntarily terminates his employment with the Company prior to a change in control of the Company without "good reason," or the Company terminates his employment for "cause," then he will not be entitled to any severance payments. If Mr. Birnbach terminates his employment prior to a change in control for "good reason," or the Company terminates his employment without "cause" (other than on account of permanent disability), then he will be entitled to receive all compensation which he would otherwise have been paid for the remainder of the term of the employment agreement in installments consistent with prior practice. The employment agreement defines the term "good reason" as the occurrence of certain diminutions of or interferences with Mr. Birnbach's duties, responsibilities or benefits under the agreement. If Mr. Birnbach's employment is terminated prior to a change in control on account of permanent disability, then he will be entitled to partial salary continuation through the remaining term of the employment agreement. If Mr. Birnbach should die while employed and prior to the Board of Directors approving a change in control transaction, his estate will be entitled to receive his adjusted base salary as then in effect for the lesser of 18 months or the balance of the employment agreement term.

   If Mr. Birnbach's employment is terminated for any reason in connection with or following a change in control of the Company, then in lieu of the benefits described above and other benefits under the employment agreement through the date of termination, he will be entitled to receive, on the date of termination, an amount equal to 299% of his "base amount," as determined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), payable in a single cash lump sum. If the termination in connection with or following the change in control of the Company is involuntary (excluding death or total disability) or made by Mr. Birnbach for good reason and Mr. Birnbach offers to continue to provide services as contemplated by the employment agreement and the offer is declined, then, subject to certain conditions, the Company must also, during the shorter period of the date of termination through the remaining term of the employment agreement or two years following the termination, pay to Mr. Birnbach monthly 1/12 of his adjusted base salary, plus 1/12 of the average amount of cash bonus and cash incentive compensation earned by Mr. Birnbach for the two full years preceding the change in control.

   Mr. Birnbach and his spouse will also receive certain post-termination health benefits for their respective lifetimes following termination of Mr. Birnbach's employment; provided such benefits will not be provided if his termination of employment is for "cause" prior to and not in connection with a change in control.

   Under the employment agreement, subject to limited exceptions, for a period of two years after the voluntary or involuntary termination of Mr. Birnbach's employment with the Company, Mr. Birnbach may not compete or own an interest in any other business in competition with that of the Company's business, except for the purchase and holding of securities of any publicly traded company.

   The Board of Directors approved employment contracts with Messrs. Barry Birnbach and Dunkin in 1984 and 1985, respectively. The contracts provide that if the officers are terminated for the convenience of the Company, without cause or any reason related to job performance, they may receive a sum equal to their annual base compensation for a period of two years or until the attainment of the normal retirement age under the Company's retirement plans, whichever is earlier. These employment contracts were amended in September, 1995 to provide for the transfer into a separate grantor trust of assets equal to the Company's obligations in the event of a change in control of the Company.

   In addition to his employment contract, the Company has a deferred compensation agreement with Barry Birnbach providing for cash payments to him upon his retirement of up to $650,000 in the aggregate over a period of at least ten years, depending upon his age at the time of retirement. The agreement also provides for payment of the same amount over ten years in the event of his death or termination of employment due to disability. The agreement further provides that if he is terminated by the Company before age 65, he may receive cash payments of up to $650,000 in the aggregate over ten years beginning at age 65, provided certain conditions are met.

   Cash-or-Deferred Non-Qualified Executive Retirement Plan. Effective December 1, 1994, the Company adopted an unfunded Cash-or-Deferred Non-Qualified Executive Retirement Plan (the "Executive Retirement Plan"). The Executive Retirement Plan is designed to enable the executive officers to defer current income. Under the Executive Retirement Plan, a participant may elect to defer an unlimited amount of his salary and bonus. Each participant will receive a matching Company contribution equal to (i) 75% of the first 1% to 3% of compensation deferred and (ii) 25% of deferred amounts from 4% to 6% of compensation. No matching contribution will be made for deferred amounts in excess of 6% of salary and bonus. In its discretion, the Board of Directors may award supplemental credits to the account of plan participants. Participants are fully vested in the amounts credited to their plan accounts at all times. Prior to January 26, 1998, participant deferral amounts, matching credits and any supplemental credits earned interest based on the then current 10-year treasury bond rate. Effective January 27, 1998, the Executive Retirement Plan was amended to allow participants to earn additional credits on amounts held in their accounts based on the performance of one or more of five measurement funds available to participants for their selection.

   In addition, the Executive Retirement Plan provides for the transfer into a separate grantor trust of assets equal to the Company's obligations to the plan participants upon the occurrence of certain events, including a change in control of the Company. As of November 28, 1999, Messrs. Gerald Birnbach, Dunkin, Barry Birnbach and Fortune participated in the Executive Retirement Plan.

   Director Compensation. Directors employed by the Company and its subsidiaries (Messrs. Gerald Birnbach, Dunkin and Gold) are paid fees of $500 per meeting attended and non-employee directors receive a fee of $1,750 per meeting attended. No fees are paid to members of committees appointed by the Board of Directors for their service on committees. In fiscal 1999, for serving on the Company's Board of Directors, Messrs. Cheney, Ptashek, Rosen, Rowe, Silver, Tofias and Woodlief each received $14,000, Mr. Gold received $2,500 and Mr. Birnbach and Mr. Dunkin each received $4,000. On December 7, 1998, the following directors each received an option to purchase 4,950 shares at an exercise price of $9.09091 per share: Messrs. Cheney, Ptashek, Rosen, Rowe, Silver, Tofias and Woodlief. These grants were made pursuant to a provision in the Stock Option Plan, eliminated by an amendment to the Stock Option Plan on June 10, 1999, which provided that all non-employee directors automatically receive an annual grant of options to purchase 4,950 shares at an exercise price per share not less than the market value per share on the date of grant. No stock options held by non-employee directors were exercised during fiscal 1999. For information regarding options granted during fiscal 1999 to Directors Gerald Birnbach and Dunkin, see the table above captioned "Option Grants in Last Fiscal Year".

   Compensation Committee Interlocks and Insider Participation. The members of the Company's Compensation Committee are Messrs. Birnbach, Rowe, Silver and Woodlief. Mr. Birnbach is currently the Company's Chairman, President and Chief Executive Officer, and Messrs. Rowe and Woodlief are former officers of the Company. Mr. Woodlief was a consultant to the Company from December 1992 to January 1998. Mr. Silver is a member of the law firm Silver, Freedman & Taff, L.L.P., which serves as general counsel to the

Company. Total fees incurred for legal services rendered by this firm to the Company and its subsidiaries during the fiscal year ended November 28, 1999 did not exceed 5% of such firm's gross revenues in its last fiscal year.

   Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in the ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely upon information provided to the Company by the officers and directors subject to Section 16 of the Exchange Act, each of the Company's executive officers, directors and greater than 10% shareholders timely filed all required reports during the fiscal year ended November 28, 1999.

            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

   The compensation policies of the Company seek to align the compensation of its executive officers with the Company's financial and other performance aspects, thereby improving performance and enhancing stockholder value.

   Compensation Philosophy. The Company's compensation programs are designed to attract and retain qualified management personnel by providing competitive compensation while, at the same time, providing incentive to enhance stockholder value consistent with the business strategies and long-term objectives of the Company. Accordingly, the Company's compensation programs include the following aspects:

   The compensation program primarily includes a base salary providing competitive compensation and cash bonuses reflecting the Company's financial and other performance as well as the individual's performance. The compensation program also includes long-term incentive awards in the form of stock options, designed to reward and retain executives over a period of years, and to align the interests of executives with those of stockholders by relating compensation to the Company's stock price.

   Base Salaries. Base salaries are intended to compensate fairly all of the executive officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, and their extended period of service to the Company. Actual salaries paid to the Company's executive officers are based upon their level of experience and performance and their years of service to the Company.

   Cash Bonuses. The Company maintains a program pursuant to which certain executive officers and employees may be awarded cash bonuses as a percentage of their annual compensation if the Company meets specified earnings objectives. Under this program, for 1999, Messrs. Dunkin, Barry Birnbach and Fortune earned bonuses of $43,000, $36,000 and $22,500, respectively. Mr. Gerald Birnbach does not participate in this program; for information regarding his bonus for 1999, see "-Compensation of the Chief Executive Officer."

   Long-term Incentives. The Company provides long-term, stock-related incentives to key executives and employees, including the Named Executives, under the Stock Option Plan. Awards under the Stock Option Plan may be either "incentive" stock options, qualifying for favorable income tax treatment, or "non-qualified" stock options. Awards are designed to align management's incentives with the interests of the Company's stockholders and to reward executives for increases in stockholder value. On December 3, 1998, stock options were awarded to the following Named Executives in the following amounts: Mr. Gerald Birnbach-65,999 shares, Mr. Dunkin-16,500 shares, Mr. Barry Birnbach-16,500 shares and Mr. Fortune-8,250 shares. For additional information regarding these awards, see the table above captioned "Option Grants in Last Fiscal Year."

   Compensation of the Chief Executive Officer. Effective December 1993, Mr. Birnbach received an increase in his salary from $641,600 to $725,000 as an inducement to extend his contract to serve as Chairman and President of the Company and to reward him for improvement in the Company's financial and other performance. Mr. Birnbach's compensation is adjusted annually for cost of living increases. Effective December 1, 1997, the Company entered into a new employment agreement with Mr. Birnbach to compensate him for his value and past services to the Company and as an inducement to secure his future services to the Company. See "Executive Compensation-Employment Agreements." The new employment agreement provides for annual adjustments to Mr. Birnbach's base salary for cost of living increases, and for the granting to Mr. Birnbach of a bonus, in the discretion of the Company's Board of Directors. The Board of Directors awarded Mr. Birnbach a $300,000 cash bonus for the Company's performance in fiscal 1999. Payment of the bonus has been structured so as to not cause Mr. Birnbach's compensation in any fiscal year to exceed $1.0 million.

   In 1993, Section 162(m) was added to the Code, the effect of which was to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company.

   Section 162(m) applies to remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. The Company has included a provision in Mr. Birnbach's employment agreement limiting his compensation to the $1 million threshold and deferring any amount in excess of such limit. In addition, although the current compensation of each of the Company's other executive officers is below the $1 million threshold, the Company intends to consider this provision in establishing future compensation policies for such officers.

                              EXECUTIVE COMMITTEE

                              Gerald M. Birnbach
                                 Keith J. Rowe
                               Sidney J. Silver
                              Gerald O. Woodlief

                            STOCK OPTION COMMITTEE

                               Richard E. Cheney
                               Charles T. Rosen
                                 Keith J. Rowe
                                 Allan Tofias
                              Gerald O. Woodlief

                               PERFORMANCE GRAPH

   The following is a line graph comparing the yearly change in the cumulative total return on the Company's Common Stock with the cumulative total return on the NYSE Market Index and the Company's peer group index for the Company's last five fiscal years.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                    [GRAPH]
------------------------------------------------------------------------------
--
                        1994      1995      1996      1997      1998      1999
------------------------------------------------------------------------------
--
The Rowe Companies     $100.00   $ 85.01   $137.23   $119.93   $197.85   $195.19
Household Furniture    $100.00   $122.36   $153.77   $209.26   $222.84   $212.88
NYSE Market Index      $100.00   $127.92   $159.11   $201.34   $235.36   $262.37
------------------------------------------------------------------------------
--

   The peer group consists of household furniture manufacturing companies with the same Standard Industrial Classification as the Company.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   The Board of Directors engaged the independent certified public accounting firm of BDO Seidman, LLP to audit the records of the Company for the 1998, 1999 and 2000 fiscal years. Representatives of BDO Seidman, LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

   In order to be eligible for inclusion in the Company's proxy materials for the next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company's principal administrative offices at 1650 Tysons Boulevard, Suite 710, McLean, Virginia 22102 no later than October 28, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act, as amended and, as with any stockholder proposal (regardless of whether included in the Company's proxy materials), the Company's Articles of Incorporation and Bylaws and Nevada law. Under the proxy rules, in the event that the Company receives notice of a stockholder proposal to take action at the next annual meeting that is not submitted for inclusion in the Company's proxy materials, or is submitted for inclusion but is properly excluded from such proxy materials, the persons named in the form of proxy sent by the Company to its stockholders will have the discretion to vote on such proposal in accordance with their best judgment if notice of the proposal is not received at the main office of the Company by January 11, 2001.

                                 OTHER MATTERS

   The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement. However, if other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

   The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone, without additional compensation. The Company may also retain the services of a proxy solicitation firm, the fees and expenses of which firm will be paid for by the Company, although there is no present intention to retain any such firm.

   The Company's annual report to stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on February 25, 2000. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Company. Such annual report is not to be treated as part of the proxy solicitation materials, nor as having been incorporated herein by reference.

                                          ARTHUR H. DUNKIN
                                          Secretary-Treasurer

February 25, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     NOTICE

                                       of

                                 ANNUAL MEETING

                                       of

                                  STOCKHOLDERS

                                      and

                                PROXY STATEMENT

                       TIME:    Tuesday, March 28, 2000
                                     at 10:00 a.m.

                          PLACE:       Ritz Carlton
                                    McLean, Virginia

                               THE ROWE COMPANIES
                                McLean, Virginia

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    THE ROWE COMPANIES - COMMON STOCK PROXY

For the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Tuesday, March 28, 2000 at the Ritz Carlton 1700 Tysons Boulevard, McLean, Virginia 22102

The undersigned hereby appoints G. M. Birnbach and A. H. Dunkin or either one of them with full powers of substitution as Proxies to vote the Common Stock of The Rowe Companies (the "Company") held by the undersigned at the above stated Annual Meeting or any adjournments and or postponements thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated February 25, 2000, as follows:

ELECTION OF DIRECTORS.  The nominees to serve until 2003 are Messrs.

Harvey I. Ptashek     Gerald O. Woodlief     Allan Tofias      Mitchell S. Gold

______ FOR all nominees  ______ WITHHELD for all nominees  ______For All Except

NOTE: To vote for all nominees, mark the box "For All Nominees". To withhold your vote for all nominees, mark the box "Withhold". To vote for one or more nominees, but not all nominees, mark the "For All Except" box and strike a line through the name(s) of the nominee(s) from whom you wish to withhold your vote.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommends a vote "FOR" the election of all nominees.

               (continued and to be signed on the reverse side)

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR the election of nominees listed on this Proxy. If any other matter is presented at the Annual Meeting, this Proxy will be voted by those named in their best judgment. At the present time, the Board of Directors knows of no other matter to be presented at the Annual Meeting.

Any Proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the Annual Meeting, Proxy Statement and Annual Report to Shareholders is hereby acknowledged. TO VOTE BY TELEPHONE OR THE INTERNET, FOLLOW THE INSTRUCTIONS BELOW. IF YOU DO NOT WISH TO VOTE BY TELPHONE OR THE INTERNET, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                           SIGNATURE                               DATE

                           SIGNATURE                               DATE

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

----------------
VOTE BY TELPHONE
----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone

Follow these four easy steps:

1.   Read the accompanying Proxy Statement and Proxy Card.

2. Call the toll-free number: 1-877-PRX-VOTE (1-877-779-8683). For shareholders residing outside the United States, call collect on a touch-tone phone 1-201-538-8073. There is NO CHARGE for this call.

3.   Enter your Control Number located on your Proxy Card.

4.   Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!
CALL 1-877-PRX-VOTE ANYTIME!

VOTE BY INTERNET

Its fast, convenient, and your vote is immediately confirmed and posted:

Follow these four easy steps:

1.   Read the accompanying Proxy Statement and Proxy Card.

2.   Go to the Website - http://www.eproxyvote.com/lent.

3.   Enter your Control Number located on your Proxy Card.

4.   Follow the instructions provided.

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/lent anytime!
      ------------------------------


DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                              THE ROWE COMPANIES

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot.

You now have three options with which to vote your Proxy: telephone, internet or executing the attached Proxy and returning it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, March 28, 2000.

Sincerely,

The Rowe Companies